Exhibit 99.1

TEMPUR SEALY EXPANDS GLOBAL RETAIL DISTRIBUTION NETWORK
- Company signs new long-term supply agreements with Mattress Firm and Big Lots in the U.S. and Beter Bed Holding in Europe

LEXINGTON, KY, June 18, 2019 – Tempur Sealy International, Inc. (NYSE:TPX, the “Company”) is broadening distribution of its bedding products by entering into two new third-party retail relationships and expanding an existing retailer relationship. The additional net sales from these three supply agreements are expected to be in excess of $400 million on an annual run rate basis once product launches are completed. The impact on the Company’s previously announced adjusted EBITDA guidance for 2019 is not expected to be material, with an initial estimate of incremental annual adjusted EBITDA benefit in the range of $75 million to $100 million beginning in 2020.

The Company announced it has entered into a supply agreement with Mattress Firm, Inc. ("Mattress Firm"), the largest specialty mattress retailer in North America, to reintroduce Tempur-Pedic, Stearns & Foster, and Sealy branded products into approximately 2,500 Mattress Firm stores across the United States. This agreement represents a significant opportunity for both companies. This agreement reunites some of the strongest bedding brands with the more than three million people a year that find their right sleep solution at Mattress Firm. The reintroduction of products into Mattress Firm stores is expected to commence in the fourth quarter of 2019 and to be completed early in the first quarter of 2020.

The Company also announced the recent expansion in its long-term supply agreement with Big Lots, Inc. (“Big Lots”), a 1,400-store retailer in the United States. This agreement is expected to grow the sales of entry-level Sealy products and to drive unit volume, primarily in the below $1,000 retail price point, a segment that has been a recent focus of the Company. Big Lots’ growing partnership with Sealy is evidence of the investments in product quality and manufacturing reliability that Sealy has made in recent years. Sealy’s launch of new products with Big Lots is expected to be complete by year end 2019.

As previously announced, the Company also recently extended its European retail distribution network by reaching a supply agreement with Beter Bed Holding, one of Europe’s leading bedding retailers. The launch of new products with Beter Bed Holding is expected to be complete by the end of 2019, and initially will include over 100 stores.

Tempur Sealy International, Inc. Chairman, President and CEO Scott Thompson commented, “The expansion of our distribution is a testament to the strength of our brands, coupled with reliable manufacturing and quality service. Our premium brands and innovative products have allowed us to service a growing customer base. We expect these newly reported transactions will have a positive impact on expanding our brands’ share of voice in the market and in leveraging our cost structure. Aligning with quality third-party retailers in a win-win structure is consistent with our distribution strategy.”

Thompson added, “While the most important aspect of our worldwide omni-channel distribution strategy is third-party retail distribution, we continue to pursue our highly successful direct to consumer initiatives, both online and through company-owned retail stores. Furthermore, the Company has also embarked on an initiative to capture additional market share in emerging e-commerce and big box retailer channels as a continuation of our focus to be wherever the customer wants to shop.“
The Company will hold a conference call on Wednesday, June 19, 2019 at 8:00 a.m. Eastern Time, to discuss further details regarding this release.

The dial-in number for the conference call is (800) 850-2903. The dial-in for international callers is (224) 357-2399. The call is also being webcast and can be accessed on the investor relations section of the Company's website, www.tempursealy.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company's website for 30 days.

Exhibit 99.1

Forward-Looking Statements

This press release contains statements that may be characterized as "forward-looking” within the meaning of the federal securities laws, which includes information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "expects," "guidance," "anticipates," “estimates,” “will,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements may include, without limitation, statements relating to the Company’s expectations regarding its product launches, new business relationships and expansion plans, and the respective impacts those items might have on the Company’s strategy and objectives, results of operation, liquidity or financial position. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations, meet its guidance, or that these beliefs will prove correct. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Numerous factors, many of which are beyond the Company's control, could cause actual outcomes to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the occurrence of any event, change or other circumstance that could give rise to the right of the Company, Mattress Firm, Big Lots or Beter Bed to terminate the applicable supply agreement; the Company’s ability to successfully implement the launches with Mattress Firm, Big Lots and Beter Bed and other new or expanded retail accounts for 2019 and beyond; the possibility that the anticipated benefits of the supply agreements with Mattress Firm, Big Lots or Beter Bed are not realized when expected or at all; the impact of the macroeconomic environment in both the U.S. and internationally (including the impact of highly inflationary economies) on the Company, its business segments, Mattress Firm, Big Lots and Beter Bed, as well as the Company’s expectations regarding growth of the mattress industry; uncertainties arising from global events; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the ability to increase sales productivity within other existing retail accounts and to further penetrate the retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the ability to maintain efficient, timely and cost-effective production and delivery of products, and manage growth; competition in the Company's industry; consumer acceptance of the Company's products; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector; financial distress among the Company's business partners, customers and competitors; financial solvency and related problems experienced by other market participants; sales fluctuations due to seasonality; and the effect of future legislative or regulatory changes, including changes in international trade duties, tariffs and other aspects of international trade policy.

Other potential risk factors include the risk factors discussed under the heading "Risk Factors" under ITEM 1A of Part 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2018. There may be other factors that may cause actual results to differ materially from the forward-looking statements contained herein. The Company undertakes no obligation to update any forward-looking statement contained herein to reflect events or circumstances after the date on which such statement is made.

Adjusted EBITDA as used in connection with the Company's outlook for 2019 and 2020 is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile this forward-looking non-GAAP financial measures to GAAP net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP net income in 2019 and 2020 but would not impact adjusted EBITDA. Such items may include restructuring activities, foreign currency exchange rates, income taxes and other items. The unavailable information could have a significant impact on the Company’s full year GAAP financial results for 2019 and 2020.

About the Company

Tempur Sealy International, Inc. (NYSE: TPX) develops, manufactures, and markets mattresses, foundations, pillows and other products. The Company’s products are sold worldwide through third party retailers, its own stores, and online. The Company's brand portfolio includes many highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy® featuring Posturepedic® Technology, and Stearns & Foster®. World headquarters for Tempur Sealy International is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Exhibit 99.1

Investor Relations Contact

Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com